QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21

INTERNATIONAL SPECIALTY HOLDINGS INC.

LIST OF SUBSIDIARIES

Company	Jurisdiction of Formation
ISP Investco LLC	Delaware
International Specialty Products ISP (France) S.A.	France
ISP (Italia) S.r.l.	Italy
ISP Ireland[1]	Ireland
ISP Chemco Inc.	Delaware
Bluehall Incorporated	Delaware
Verona Inc.	Delaware
ISP Alginates Inc.	Delaware
ISP Environmental Services Inc.	Delaware
ISP Management Company, Inc.	Delaware
ISP Management LLC	Delaware
ISP Administration Inc.	Delaware
ISP Realty Corporation	Delaware
ISP Minerals Inc.	Delaware
ISP Granule Products Inc.	Delaware
ISP Minerals LLC	Delaware
ISP Granules Inc.	Delaware
ISP Mineral Products Inc.	Delaware
ISP Real Estate Company, Inc.	Delaware
ISP Technologies Inc.	Delaware
International Specialty Products Funding Corporation	Delaware
ISP Funding Corp. II	Delaware
ISP Technologies LLC	Delaware
ISP Tech (Texas) Inc.	Delaware
ISP Chemicals Inc.	Delaware
ISP Chemicals LLC	Delaware
ISP Chemical Products Inc.	Delaware
ISP Freetown Fine Chemicals Inc.	Delaware
ISP Investments Inc.	Delaware
ISP Investments LLC	Delaware
ISP Capital Inc.	Delaware
ISP Global Technologies Inc.	Delaware
ISP Global Technologies LLC	Delaware
ISP GT Inc.	Delaware
ISP International Corp.	Delaware
ISP (Puerto Rico) Inc.	Delaware

75% owned by International Specialty Products ISP (France) S.A; 25% owned by ISP (Italia) S.r.l.

Company	Jurisdiction of Formation
ISP Andina, C.A.	Venezuela
ISP Argentina S.A.	Argentina
ISP Asia Pacific Pte Ltd.	Singapore
ISP (Australasia) Pte Ltd.	Australia
ISP (Belgium) N.V.	Belgium
ISP (Belgium) International N.V.	Belgium
ISP do Brasil Ltda.	Brazil
ISP (Canada) Inc.	Canada
ISP Global Operations (Barbados) Inc.	Barbados
ISP Ceska Republika Spol, S.R.O.	Czech. Rep.
ISP (China) Limited	China
ISP Colombia Ltda.	Colombia
ISP Freight Service N.V.	Belgium
ISP HC Limited	Cyprus
ISP Hungary Holdings Limited	Hungary
ISP Global Technologies (Germany) Holding GmbH	Germany
ISP Customer Service GmbH	Germany
ISP Global Technologies Deutschland GmbH	Germany
ISP Holdings (U.K.) Ltd.	United Kingdom
ISP Alginates (U.K.) Ltd.	United Kingdom
ISP (Great Britain) Co. Ltd.	United Kingdom
ISP (Hong Kong) Limited	Hong Kong
ISP (Japan) Ltd.	Japan
ISP (Korea) Limited	Korea
ISP Marl Holdings GmbH	Germany
ISP Acetylene GmbH	Germany
ISP Marl GmbH	Germany
ISP Mexico, S.A. de C.V.	Mexico
ISP (Norden) A.B.	Sweden
ISP (Osterreich) Ges.m.b.h.	Austria
ISP (Polska) Sp.z. o.p.	Poland
ISP Sales (Barbados) Inc.	Barbados
ISP Sales (U.K.) Limited	Ireland
ISP (Singapore) Pte Ltd.	Singapore
ISP (Switzerland) A.G.	Switzerland
ISP (Thailand) Co., Ltd.	Thailand
Arramara Teoranta[2]	Ireland
Chemfields Pharmaceuticals Private Limited[3]	India
Kelp Industries Pty. Ltd.[4]	Tasmania
Thorverk Hf5	Iceland

50.6% owned by ISP Global Technologies Inc.

50.1% owned by ISP Global Technologies Inc.
4
50% owned by ISP Global Technologies Inc.

67% owned by ISP Global Technologies Inc.

QuickLinks

INTERNATIONAL SPECIALTY HOLDINGS INC. LIST OF SUBSIDIARIES